SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December 15, 1999


                            NOCOPI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             MARYLAND                    0-20333                 87-0406496
             --------                    -------                 ----------
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)        File Number)          Identification No.)


537 Apple Street, W. Conshohocken, Pennsylvania                     19428-2903
--------------------------------------------------------------------------------
   (Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code: 610-834-9600
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     During October 1999, a committee of Registrant's stockholders known as the Nocopi Committee To Maximize Our Return on Equity ("NoMore") and consisting of Michael Feinstein, Joseph Falcone, Daniel Benasutti and Ross Campbell determined to nominate a slate of directors for election at Registrant's 1999 Annual Meeting of Stockholders (the "Meeting") in opposition to the candidates nominated by Registrant's then existing board of directors. NoMore nominated five persons, Michael Feinstein, Richard Levitt, Waldemar Maya, Jr., Steven Pinsk and Joel Pinsky (collectively, the "NoMore Nominees") for election to fill five of the six directorships to be filled at the Meeting. Other individuals were nominated by Registrant's then existing board.

     The meeting was held on December 15, 1999. Based on the preliminary results of the election, the NoMore Nominees and Arshavir Gundjian, one of the nominees of management, were elected as directors of Registrant to serve until Registrant's 2000 Annual Meeting of Stockholders.

     To the extent that the NoMore Nominees may vote as a group on matters submitted for voting by Registrant's board of directors, they may be deemed to exercise control of Registrant. To that extent, a change in control of Registrant may be deemed to have occurred on December 15, 1999 by reason of the NoMore Nominees' election as directors of Registrant. Based on a report on Form 8-K filed by Registrant on or about June 22, 1998, certain persons including Jack Halperin and Susan Cox, both directors of Registrant until December 15, 1999, may have been deemed to be in control of Registrant until December 15, 1999. To the extent that the NoMore Nominees may be deemed to be in control of Registrant, such control was assumed from Mr. Halperin and Ms. Cox and any other persons who may have participated with them in exercising control of Registrant.

     No consideration was paid by the NoMore Nominees in connection with the transactions described above.

     According to information furnished to Registrant by each of the NoMore Nominees, such persons currently beneficially own 1,116,300 shares of common stock of Registrant constituting 3.1% of all outstanding common stock of Registrant.

     NoMore has advised Registrant that it does not intend to continue in existence as an organized committee of stockholders and, accordingly, does not expect or intend to influence how the NoMore Nominees may vote in any matter.


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


     There are no arrangements known to Registrant the operation of which at a subsequent date may result in a further change in control of Registrant.



Item 7. Financial Statements and Exhibits

Exhibit 22    Press Release dated December 21, 1999



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Nocopi Technologies, Inc.
                                    (Registrant)


                                  By: /s/ Rudolph A. Lutterschmidt
                                     ----------------------------------------
                                     Rudolph A. Lutterschmidt,
                                     Vice President & Chief Financial Officer


Dated: December 22, 1999



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